Exhibit 99.1
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                CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002


Pursuant to section 906 of the Sarbanes-Oxley Act of 2002, the undersigned hereby certifies that this quarterly report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the quarterly report fairly presents, in all material respects, the financial condition and result of operations of Commodore Applied Technologies, Inc.




/s/ Shelby T. Brewer
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Shelby T. Brewer
Chief Executive Officer
May 15, 2003